                             FLOORING AMERICA, INC.

                   (FORMERLY KNOWN AS THE MAXIM GROUP, INC.),
                                   AS ISSUER,
                                      AND
                          THE GUARANTORS NAMED HEREIN

                                      AND
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE
                          FIFTH SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 21, 2000
                                       TO
                                   INDENTURE
                          DATED AS OF OCTOBER 16, 1997

                             ---------------------

                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2007

    FIFTH SUPPLEMENTAL INDENTURE, dated as of March 21, 2000, by and among Flooring America, Inc. (formerly known as The Maxim Group, Inc.), a Delaware corporation (the "COMPANY"), and Maxim Industries, Inc., CarpetMAX of
Utah, Inc., GCO, Inc., Investor Management, Inc., GCO Carpet Outlet, Inc., Maxim Retail Group, Inc., Flooring America Franchising, L.P. (formerly known as Carpetmax, L.P.), Tri-R of Orlando, Inc., Maxim Equipment Leasing
Company, Inc., Bailey & Roberts CarpetMAX of Tennessee, Inc., Maxim Retail Stores, Inc., C&S Textiles, Inc., CarpetsPlus of America, Inc., CarpetMAX Retail Stores, Inc., Advance Floor Decorators, Inc., Colorado Carpet & Rugs, Inc., Everythingdecor, Inc., 4 Floors, Inc., Karen's Inc., Manasota Carpet, Inc., Floor Source Distributors, Inc. and Wadsworth & Owens Decorating Center, Inc., as guarantors (collectively, the "GUARANTORS"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "TRUSTEE").

    WHEREAS, the Company, the Guarantors and the Trustee are parties to an Indenture, dated as of October 16, 1997, as supplemented (the "INDENTURE"), in respect of $100,000,000 aggregate principal amount of the Company's 9 1/4% Senior Subordinated Notes due 2007 (the "SECURITIES");

    WHEREAS, certain Events of Default exist as a result of certain repurchases by the Company of its Common Stock during the year 1998 in violation of
Section 1009 of the Indenture (the "EXISTING RESTRICTED PAYMENT DEFAULTS");

    WHEREAS, the Company, the Guarantors and the Trustee desire to enter into, and the Holders of at least a majority in aggregate principal amount of the Securities (the "MAJORITY HOLDERS") have consented to and have directed the Trustee to enter into, this Fifth Supplemental Indenture to amend the Indenture and to waive the Existing Restricted Payment Defaults;

    WHEREAS, all conditions and requirements necessary to make this Fifth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

    WHEREAS, the Trustee has been instructed by the Majority Holders to enter into an intercreditor agreement with Foothill Capital Corporation, as Administrative Agent under the Credit Facility.

    NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                   ARTICLE I
                             AMENDMENTS AND WAIVER

    Section 1.1 AMENDMENTS TO INDENTURE. The Indenture is hereby amended as follows:

    (a) Maxim Industries, Inc. (the "ADDITIONAL GUARANTOR") shall be a Guarantor, a Restricted Subsidiary and a Wholly-Owned Restricted Subsidiary for all purposes under the Indenture and each of the terms "Guarantor," Restricted Subsidiary" and "Wholly-Owned Restricted Subsidiary" shall for all purposes under the Indenture specifically include the Additional Guarantor.

    (b) The Indenture is hereby amended to reflect the change in the corporate name of the Company from "The Maxim Group, Inc." to "Flooring America, Inc."

    (c) The Indenture is hereby amended to reflect the change in the legal name of "Carpetmax, L.P." to "Flooring America Franchise, L.P."

    (d) The definition of "Administrative Agent" set forth in Section 101 is amended and restated to read in its entirety as follows:

        "Administrative Agent" means Foothill Capital Corporation, as Agent under the Credit Facility.

    (e) The definition of "Consolidated Fixed Charge Coverage Ratio" contained in Section 101 is amended and restated to read in its entirety as follows:

        "Consolidated Fixed Charge Coverage Ratio" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the ratio of (a) the greater of (i) EBITDA or (ii) zero, to (b) interest expense during such period.

    (f) The definition of "Credit Facility" contained in Section 101 is amended and restated to read in its entirety as follows:

        "Credit Facility" means the Loan and Security Agreement, dated as of January 28, 2000, among the Company, the Company's Subsidiary corporations and partnerships identified as borrowers or guarantors therein, the lenders from time to time party thereto, and Foothill Capital Corporation, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and all other Loan Documents (as defined in the Credit Facility), as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and, subject to the provisos to the next sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Facility and all refundings, refinancings and replacements of the Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include the Company and its successors and assigns,
    (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, PROVIDED that on the date such Indebtedness is incurred it would not exceed the amount permitted to be incurred by clause (i) of paragraph (b) of Section 1008 or (iv) otherwise altering the terms and conditions thereof; PROVIDED, FURTHER, that in the case of clauses
    (i) through (iv), any such agreement is not prohibited by the terms of this Indenture.

    (g) The definition of "Indenture Obligations" set forth in Section 101 is amended and restated to read in its entirety as follows:

        "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture, under the Securities or under any of the Security Documents including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities or any Security Document and the performance of all other obligations to the Trustee and the Holders under this Indenture, the Securities and the Security Documents, according to the respective terms hereof and thereof.

    (h) The definition of "Maturity" set forth in Section 101 is amended and restated to read in its entirety as follows:

        "Maturity" means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, by declaration of acceleration or otherwise.

    (i) Clause (vii) of the second sentence of the definition of "Senior Indebtedness" set forth in Section 101 is amended and restated to read in its entirely as follows:

        (vii) that portion of any Indebtedness which at the time of issuance or incurrence is issued or incurred in violation of this Indenture.

    (j) Section 101 is amended to include the following additional definitions in the proper alphabetical order:

        "Collateral" means any and all collateral under the Security Documents.

        "Collateral Party" means the Company, each Guarantor and each other Person that provides collateral security for the Indenture Obligations pursuant to the Security Documents.

        "Consulting Agreement" means, collectively, the letter of understanding, dated February 8, 2000, between the Company and E&Y Restructuring, LLC, and the letter of understanding, dated March 1, 2000, between the Company and Ernst & Young, LLP, each as modified by the letter agreement dated
    March 21, 2000, among the Company, E&Y Restructuring, LLC and Ernst & Young, LLP.

        "Deferred Purchase Amount" means, at any time of determination, the aggregate principal amount of the Outstanding Securities equal to the difference between (a) $15,000,000 and (b) the sum of (i) at any time from and after the closing of each purchase of Securities tendered, if any, under and in accordance with Section 1023 or, if no Securities are tendered thereunder, the Initial Deferred Purchase Date related to such offer, the aggregate principal amount of all Securities the Company shall have offered to purchase under and in accordance with Section 1023 and (ii) at any time from and after the closing of each purchase of Securities tendered, if any, under and in accordance with Section 1025 or, if no Securities are tendered thereunder, the Second Deferred Purchase Date related to such offer, the aggregate principal amount of all Securities the Company shall have offered to purchase under and in accordance with Section 1025.

        "Deferred Purchase Portion" means, in relation to the principal amount of each Security, at any time of determination, the fraction, expressed as a percentage, equal to (i) the Deferred Purchase Amount at such time, divided by (ii) the aggregate principal amount of the Outstanding Securities at such time. As of March 21, 2000, the Deferred Purchase Portion equals 21.127%.

        "Domestic Subsidiary" means each direct and indirect Subsidiary that is domiciled, incorporated or organized under the laws of any state or territory of the United States or the District of Columbia whether existing as of the date hereof or hereafter created or acquired.

        "EBITDA" means, for any period, the net income (or net loss) of the Company on a consolidated basis with its Subsidiaries for such period as determined in accordance with GAAP, (a) PLUS, to the extent reflected in the changes in the statement of net income for such period, the sum, without duplication, of the following (i) interest expense, (ii) taxes based upon income or profits, (iii) depreciation and amortization expense, and
    (iv) extraordinary losses, and (b) MINUS, to the extent reflected in the changes in the statement of net income for such period, extraordinary gains.

        "Fifth Supplemental Indenture" means the Fifth Supplemental Indenture to this Indenture, dated as of March 21, 2000.

        "First Tier Foreign Subsidiary" means each Foreign Subsidiary which is owned directly by the Company or a Guarantor.

        "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

        "Intercreditor Agreement" means the Intercreditor Agreement, dated as of March 21, 2000, by and between the Trustee and the Administrative Agent, and acknowledged and agreed to by the Company and the Guarantors.

        "Mortgage" means any mortgage or deed of trust entered between the Company or one of its Subsidiaries and the Trustee to secure all or any part of the Indenture Obligations.

        "Permitted Liens" means (a) Liens securing the Indenture Obligations,
    (b) Liens securing Indebtedness permitted under Section 1008(b)(i) of this Indenture, (c) Liens for taxes not yet due or

    Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (d) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (e) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (f) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (g) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (h) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (i) judgment Liens that would not constitute an Event of Default, (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens existing on January 28, 2000 and identified on SCHEDULE A to the Fifth Supplemental Indenture; PROVIDED THAT no such Lien shall extend to any property other than the property subject thereto on January 28, 2000 and (l) other Liens described in the definition of "Permitted Liens" (as defined in the Credit Facility as in effect on January 28, 2000).

        "Pledge Agreement" means the Pledge Agreement, dated as of March 21, 2000, among the Company, the Guarantors and the Trustee.

        "Remaining Portion" means, in relation to the principal amount of each Security, at any time of determination, the fraction, expressed as a percentage, equal to (i) the difference between (a) the aggregate principal amount of the Outstanding Securities at such time and (b) the Deferred Purchase Amount at such time, DIVIDED by (ii) the aggregate principal amount of the Outstanding Securities at such time. As of March 21, 2000, the Remaining Portion equals 78.873%.

        "Security Agreement" means the Security Agreement, dated as of March 21, 2000, among the Company, the Guarantors and the Trustee.

        "Security Documents" mean, collectively, the Intercreditor Agreement, the Security Agreement, the Pledge Agreement, the Trademark Assignment, the Mortgages, and any other document, instrument or agreement executed and/or delivered by any Collateral Party securing the payment or performance of all or any part of the Indenture Obligations.

        "Senior Secured Creditor" means the Administrative Agent under the Credit Facility and any holder of Indebtedness permitted under
    Section 1008(b)(i) of this Indenture.

        "Trademark Assignment" means the Conditional Assignment and Trademark Security Agreement, dated as of March 21, 2000, among the Company, the Guarantors and the Trustee.

    (k) Section 102 is amended to include the following additional information in the proper alphabetical order:

TERM                                                          DEFINED IN SECTION
----                                                          ------------------
Asset Sale Proceeds Account.................................         1013
Consultant..................................................         1028
Definitive Offer............................................         1026
Definitive Offer Notice.....................................         1026
Definitive Purchase Date....................................         1026
Definitive Purchase Price...................................         1026
Determination Date..........................................          301
Increase Date...............................................          301
Initial Deferred Offer......................................         1023
Initial Deferred Offer Notice...............................         1023
Initial Deferred Purchase Note..............................         1023
Initial Deferred Purchase Price.............................         1023
Mandatory Offer.............................................         1024
Mandatory Offer Notice......................................         1024
Mandatory Purchase Date.....................................         1024
Mandatory Purchase Price....................................         1024
Price Reset Date............................................         1024
Second Deferred Offer.......................................         1025
Second Deferred Offer Notice................................         1025
Second Deferred Purchase Date...............................         1025
Second Deferred Purchase Price..............................         1025
Special Rate................................................          301
Standard Rate...............................................          301

    (l) The last paragraph of Section 106 is amended and restated to read in its entirety as follows:

        Any notice required to be delivered to the lenders under the Credit Facility shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, or delivered by a nationally recognized overnight courier, to the Administrative Agent at 1111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025, Attention: Business Finance Division Manager, Facsimile No. (310) 478-9788, with a copy to Foothill Capital Corporation, 60 State Street, Suite 1150, Boston, MA 02109,
    Attention: Todd Colpitts, Senior Account Executive Vice President, Facsimile No. (617) 722-9493 (with a copy to Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia, Attention: Jesse
    H. Austin, III, Esq., Facsimile No. (404) 815-2424), or to such other address as may be designated in writing to the Trustee by the Administrative Agent.

    (m)  The phrase "Section 303, 304, 305, 306, 307, 308, 906, 1013, 1016 or
1108" contained in the first paragraph of Section 301 is deleted and replaced with the phrase "Section 303, 304, 305, 306, 307, 308, 906, 1013, 1016, 1023,
1024, 1025, 1026 or 1108".

    (n)  Section 301 is amended to include the following at the end thereof:

        Anything to the contrary in the Indenture or any of the Securities notwithstanding, effective as of December 15, 1999, $739.58 of each $1,000.00 in principal amount of each Outstanding Security (I.E., an aggregate principal amount equal to $71,000,000) shall bear interest at a rate of 12.75% per annum and $260.42 of each $1,000.00 in principal amount of each Outstanding Security (i.e., an aggregate principal amount of $25,000,000) shall bear interest at the rate of 9.25% per annum; and, subject to the immediately succeeding paragraph, commencing March 21, 2000, the Remaining Portion of each Outstanding Security shall bear interest at a rate of 12.75% per annum, as such interest rate shall increase from time to time in accordance with the immediately succeeding sentences (the "Standard Rate"). The Standard Rate shall successively increase by .25% per annum on October 15, 2000 and on each April 15 and October 15 thereafter (October 15, 2000 and each April 15 and October 15 thereafter is referred to herein as a "Increase Date"); PROVIDED, HOWEVER, that in the event that on the date that is two (2) Business Days immediately preceding any Increase Date (each, a "Determination Date") the Securities are rated lower than "B-" by S&P, the Standard Rate shall increase by .50% per annum on such Increase Date. Upon the occurrence and during the continuance of any Event of Default, the Standard Rate shall equal the greater of (a) 14.75% per annum and (b) the Standard Rate otherwise in effect. On each Determination Date, the Company shall deliver to the Trustee an Officer's Certificate certifying the rating assigned to the Securities by S&P on such Determination Date.

    The Deferred Purchase Portion of each Outstanding Security shall bear interest (A) at all times during the period commencing March 21, 2000 through December 31, 2000 while no Event of Default is continuing, at a rate of 13.75% per annum and (B) at all times thereafter while no Event of Default is continuing, at a rate of 15.00% per annum (such rate as in effect from time to time, the "Special Rate"). Upon the occurrence and during the continuance of any Event of Default, the Deferred Purchase Portion of the each Outstanding Security shall bear interest at a rate of 2.00% per annum in excess of the Special Rate otherwise applicable thereto pursuant to clause (A) or (B) above.

    (o) Anything to the contrary notwithstanding, the Company shall not have the right under Article Four to elect to be released from its obligations under Sections 1023, 1024, 1025 or 1026.

    (p) Clause (c) of Section 501 is amended and restated to read in its entirety as follows:

        (c)(i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a) or
    (b) or in clause (ii), (iii), (iv), (v), (vi), (vii), (viii) or (ix) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by overnight mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities, which notice shall specify that it is a "notice of default," shall specify the performance, covenant or agreement the default in which or the breach of which shall have occurred and shall demand that such a default or breach be remedied; (ii) there shall be a default in the performance or breach of the provisions described in Article Eight herein; (iii) the Company shall have failed to make or consummate an Offer in accordance with the provisions of
    Section 1013 herein; (iv) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of
    Section 1016 herein; (v) the Company shall have failed to make, or consummate on or prior to December 31, 2000, one or more Initial Deferred Offers to purchase in the aggregate at least $10,000,000 in aggregate principal amount of Securities in accordance with the provisions of
    Section 1023 herein; (vi) the Company shall have failed to make or consummate any Mandatory Offer in accordance with the provisions of
    Section 1024 herein; (vii) the Company shall have failed to make, or consummate on or prior to March 31, 2001, one or more Second Deferred Offers to purchase in the aggregate an aggregate principal amount of the Securities equal to the Deferred Purchase Amount in accordance with the provisions of
    Section 1025 herein; (viii) the Company shall have failed to make or consummate the Definitive Offer in accordance with the provisions of
    Section 1026 herein; or (ix) the Company shall default in the performance or breach of the provisions in Section 1027 herein;

    (q) The period at the end of clause (i) of Section 501 is deleted and replaced by a semi-colon, followed by the following new clauses:

        (j) there shall be a default in the performance, or breach of any covenant or agreement of the Company or any other Collateral Party under any of the Security Documents and such default or breach shall continue for a period of 30 days after written notice has been given, by overnight mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities, which notice shall specify that it is a "notice of default," shall specify the performance, covenant or agreement the default in which or the breach of which shall have occurred and shall demand that such a default or breach be remedied; or

        (k) (i) any Security Document shall for any reason cease to be, or shall for any reason be asserted in writing by the Company or any other Credit Party not to be, in full force and effect in accordance with its terms or (ii) any Lien purported to be created by any of the Security Documents shall cease to be valid, perfected, and with priority subordinate only to the Liens in favor of the Senior Secured Creditors Securing Indebtedness permitted under Section 1008(b)(i).

    (r) The phrase "Sections 1013 and 1016" contained in Section 606 is deleted and replaced with the phrase "Sections 1013, 1016, 1023, 1024, 1025 and 1026".

    (s) Section 607 is amended to include the following new paragraph at the end thereof:

        To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. When the Trustee incurs expenses after the occurrence of an Event of Default specified in
    Article 501(h) or (i) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

    (t) Article Six is amended to include the following new Sections 615 and 616:

    Section 615.  ACTIONS OF TRUSTEE UNDER SECURITY DOCUMENTS.

    The Trustee shall act as a secured party under the Security Documents and shall have the rights and obligations specified therein. The provisions of this Indenture, including, but not limited to, Article Five and this Article Six shall apply to all actions or failures to act of the Trustee thereunder.

    The Trustee's rights in the Collateral are subject to an Intercreditor Agreement between the Trustee and the Administrative Agent, dated as of March 21, 2000, pursuant to which the Administrative Agent may take certain actions with respect to the Collateral that could result in the Trustee being deprived of all or a portion of the value that Trustee's rights in the Collateral might otherwise have.

    Section 616.  SEPARATE AND CO-TRUSTEES.

        (a) If it deems such to be necessary or prudent in order to conform to any law of any jurisdiction in which all or part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or any Security Document, the Trustee, in consultation with the holders of at least 50% of aggregate principal amount of the Outstanding Securities, shall have the power to appoint in writing one or more persons to act as separate trustees or co-trustees, jointly with the Trustee, of any of the Collateral, and any such person shall be such separate trustee or co-trustee, with such powers and duties as shall be specified in such instrument of appointment.

        (b) Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions;

           (1) The rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate or co-trustee, as shall be set forth in the instrument appointing him or it; PROVIDED, HOWEVER, that such separate or co-trustee shall take no action without the consent of the Trustee (unless the requirement for such consent shall be forbidden by law as to any particular application of such requirement.)

           (2) All powers, duties, obligations and rights conferred upon the Trustees, in respect of the custody of all cash deposited hereunder, shall be exercised solely by the Trustee; and

           (3) The Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner provided in this Section.

        (c) Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instrument, either jointly or with the Trustee, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture, and every such instrument shall be filed with the Trustee. Any separate trustee or co-trustee may, at any time, by written instrument constitute the Trustee his agent or attorney-in-fact with full power and authority, to the extent by law, to do all acts and things and exercise all discretion authorized or permitted by him, for and in behalf of him and his name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said co-trustee is necessary as provided in this section.

    (u) Clause (i) of Paragraph (b) of Section 1008 is amended and restated to read in its entirety as follows:

        (i) Indebtedness of the Company or any Guarantor under the Credit Facility and under any revolving credit facility or bank term loans in an aggregate principal amount at any one time outstanding not to exceed $85,000,000;

    (v) Each reference to the phrase "the Notes" contained in clause (x) of Paragraph (b) of Section 1008 is deleted and replaced with the phrase "the Securities".

    (w) Clause (xi) of Section 1008 is amended and restated to read in its entirety as follows:

        (xi) Indebtedness of the Company or any Guarantor in addition to that described in clauses (i) through (x) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all Indebtedness pursuant to this clause (xi) shall not exceed in the aggregate $20,000,000 at any time outstanding.

    (x) Section 1011 is amended and restated to read in its entirety as follows:

    Section 1011.  LIMITATION ON LIENS.

    Neither the Company nor any Guarantor will, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible, whether now owned or after acquired), except for Permitted Liens.

    (y) Section 1013 is amended to include the following new clause (k) at the end thereof:

        (k) The Net Cash Proceeds of each Asset Sale not immediately used to repay Senior Indebtedness shall be deposited in an account established by the Company with the consent of the Administrative Agent in which the Trustee, for its benefit and the benefit of the Holders, shall have a duly perfected Lien (the "Asset Sale Proceeds Account"). The Company shall be entitled to withdraw amounts on deposit in the Asset Sale Proceeds Account
    (i) to make investments of the type described in clause (b) of this
    Section 1013, (ii) to permanently repay Senior Indebtedness as contemplated by clause (b) of this Section 1013, (iii) to repay the Securities and Pari Passu Indebtedness as contemplated by this Section 1013, and (iv) to purchase Securities in connection with any Change of Control Offer, any Mandatory Offer, the Definitive Offer, any Initial Deferred Offer, any Second Deferred Offer or any call for redemption in accordance with the terms of the Securities and this Indenture. All amounts on deposit in the Asset Sale Proceeds Account may at the direction of the Company be invested in cash and Cash Equivalents (as such term is defined in the Credit Facility as in effect on January 28, 2000). All interest or profits, if any, on such investments shall be deposited in the Asset Sale Proceeds Account and reinvested as specified above. If an Event of Default shall have occurred and be continuing, the Trustee may apply all amounts on deposit in the Asset Sale Proceeds Account to the Indenture Obligations. The Company and each Guarantor hereby grant to the Trustee, for its benefit and the benefit of the Holders, a Lien on the Asset Sale Proceeds Account (and all amounts on deposit therein) securing the Indenture Obligations.

    (z) Clause (a) of Section 1021 is amended to include the following new sentence at the end thereof:

    The written statement referred to in the immediately preceding sentence will include computations in reasonable detail of the Fixed Charge Coverage Ratio at the end of such fiscal quarter or fiscal year, as the case may be. The written statement required by this Section 1021 also shall include a certification that, on or within 30 days prior to the date of delivery of such written statement to the Trustee, (i) the Company has provided the Company's legal counsel with a complete list (the "PERFECTION LIST") of (A) the Guarantors, (B) the jurisdictions of organization of the Company and the Guarantors and (C) the chief executive offices, principal places of business and locations of Collateral of the Company and each Guarantor under the Security Agreement and
(ii) based upon the Perfection List, its counsel has advised it that the Trustee, for the benefit of the Secured Creditors (as defined in the Security Agreement) has a perfected security interest in all of the Collateral in which the perfection of a security interest can be effected by the filing of financing statements under the Uniform Commercial Code (as in effect in the relevant jurisdictions).

    (aa)  Article Ten is amended to include the following new Sections:

    Section 1023.  INITIAL DEFERRED OFFERS.

    (a) The Company will make one or more offers (each such offer, an "Initial Deferred Offer") to purchase in the aggregate on or prior to December 31, 2000 (each such date, an "Initial Deferred Purchase Date") at least $10,000,000 in aggregate principal amount of the Securities (or, if less than $10,000,000 of Securities are outstanding on any Initial Deferred Purchase Date, the aggregate principal amount of the Outstanding Securities) from all Holders of Securities in accordance with the terms of this Section 1023. The purchase price shall equal 97% of the principal amount of the Securities, plus accrued and unpaid interest and any accrued and unpaid fees or charges (the "Initial Deferred Purchase Price"). Each Initial Deferred Offer shall be commenced and the related Initial Deferred Offer Notice shall be mailed at least 30 days and not more than 60 days prior to the related Initial Deferred Purchase Date, or such earlier date as in necessary to comply with requirements under the Exchange Act.

    (b) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with each Initial Deferred Offer.

    (c) Subject to paragraph (b) above, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice in respect of each Initial Deferred Offer (each, an "Initial Deferred Offer Notice") stating or including:

        (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Securities at the Initial Deferred Purchase Price;

        (2)  the Initial Deferred Purchase Date;

        (3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph (a) of this Section;

        (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to
    Section 1020), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such Reports,
    (iii) if material, appropriate pro forma financial information, and
    (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Initial Deferred Offer;

        (5)  that the Initial Deferred Offer is being made pursuant to this
    Section 1023 and that all Securities properly tendered pursuant to the Initial Deferred Offer will be accepted for payment at the Initial Deferred Purchase Price;

        (6)  the Initial Deferred Purchase Price;

        (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

        (8) that Securities must be surrendered prior to the Initial Deferred Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

        (9) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Initial Deferred Purchase Price, any Security accepted for payment pursuant to a Initial Deferred Offer shall cease to accrue interest on and after the Initial Deferred Purchase Date and shall be cancelled and no longer Outstanding;

        (10)  the procedures for withdrawing a tender; and

        (11) that the Initial Deferred Purchase Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Initial Deferred Offer will be paid promptly following the Initial Deferred Purchase Date (but in no event later than the third Business Day following the Initial Deferred Purchase Date).

    (d) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the Initial Deferred Offer Notice on or prior to the Initial Deferred Purchase Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1023 if the Company receives, not later than the Initial Deferred Purchase Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,
(3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Initial Deferred Offer and that has been or will be delivered for purchase by the Company.

    (e) The Company shall (i) not later than the Initial Deferred Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Initial Deferred Offer, (ii) not later than 10:00 a.m. (New York time) on the third Business Day after the Initial Deferred Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Initial Deferred Purchase Date) sufficient to pay the aggregate Initial Deferred Purchase Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Initial Deferred Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Initial Deferred Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. For purposes of this
Section 1023, the Company shall choose a Paying Agent which shall not be the Company.

    Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Initial Deferred Purchase Price; PROVIDED, HOWEVER, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee or the Paying Agent in respect of a Initial Deferred Offer exceeds the aggregate Initial Deferred Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, no later than the fourth Business Day following the Initial Deferred Purchase Date the Trustee shall return any such excess (including, without limitation, monies deposited with respect to an election which has been withdrawn in accordance with paragraph (d)) to the Company.

    (f) Securities to be purchased shall, on the Initial Deferred Purchase Date, become due and payable at the Initial Deferred Purchase Price and from and after such date (unless the Company shall default in the payment of the Initial Deferred Purchase Price) such Securities shall cease to bear interest. Such Initial Deferred Purchase Price shall be paid to such Holder no later than the later of the third Business Day after the Initial Deferred Purchase Date and the Business Day following the date of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Initial Deferred Purchase Price; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Initial Deferred Purchase Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; PROVIDED, FURTHER, that Securities to be purchased are subject to proration in the event the aggregate principal amount of all Securities tendered for purchase exceeds the aggregate principal amount of Securities subject to the Initial Deferred Offer, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof due to failure to make deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (e) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Initial Deferred Purchase Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Initial Deferred Offer on or as soon as practicable after the Initial Deferred Purchase Date.

    Section 1024.  MANDATORY OFFERS.

    (a) The Company will offer (each, a "Mandatory Offer") to purchase on each of February 5, 2001, February 4, 2002 and the first Business Day of each fiscal year of the Company thereafter (each, a "Mandatory Purchase Date") at least $10,000,000 in aggregate principal amount of the Securities (or, if less than $10,000,000 of Securities are outstanding on the relevant Mandatory Purchase Date, the aggregate principal amount of the Outstanding Securities) from all Holders of Securities in accordance with the terms of this Section 1024. The purchase price shall equal 103% of the principal amount of the Securities, plus accrued and unpaid interest and any accrued and unpaid fees or charges (the "Mandatory Purchase Price"); PROVIDED, HOWEVER, that in the event that the Securities are rated "B" or higher by S&P on the second Business Day immediately prior to any scheduled Mandatory Purchase Date (a "Price Reset Date"), the Mandatory Purchase Price for the Securities to be purchased on such Mandatory Purchase Date shall equal 97% of the principal amount of the Securities, plus accrued and unpaid interest and any accrued and unpaid fees or charges. On each Price Reset Date, the Company shall deliver to the Trustee an Officer's Certificate certifying the rating assigned to the Securities by S&P on such Price Reset Date. The Mandatory Purchase Price set forth in the Mandatory Offer Notice (as defined below) shall be based upon the rating assigned to the Securities by S&P at the time the Mandatory Offer Notice is sent to the Trustee and the Holders in accordance with clause (c) below. In the event that the rating assigned to the Securities by S&P on the Price Reset Date differs from the rating at the time the Mandatory Offer notice was distributed requiring either an increase or a decrease in the Mandatory Purchase Price, (i) the Company shall notify the Trustee and the Holders on the Reset Date of the change in the Purchase Price and (ii) the Mandatory Offer will remain open until the tenth Business Day following the Price Reset Date (or such later date as required by the Exchange Act) and the Mandatory Purchase Date will be extended accordingly. Each Mandatory Offer shall be commenced and the related Mandatory Offer Notice shall be mailed at least
30 days and not more than 60 days prior to the relevant Mandatory Purchase Date, or such earlier date as in necessary to comply with requirements under the Exchange Act.

    (b) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with each Mandatory Offer.

    (c) Subject to paragraph (b) above, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice in respect of each Mandatory Offer (each, a "Mandatory Offer Notice") stating or including:

        (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Securities at the Mandatory Purchase Price;

        (2)  the Mandatory Purchase Date;

        (3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph (a) of this Section;

        (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to
    Section 1020), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such Reports,
    (iii) if material, appropriate pro forma financial information, and
    (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Mandatory Offer;

        (5)  that the Mandatory Offer is being made pursuant to this
    Section 1024 and that all Securities properly tendered pursuant to the Mandatory Offer will be accepted for payment at the Mandatory Purchase Price;

        (6)  the Mandatory Purchase Price;

        (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

        (8) that Securities must be surrendered prior to the Mandatory Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

        (9) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Mandatory Purchase Price, any Security accepted for payment pursuant to a Mandatory Offer shall cease to accrue interest on and after the Mandatory Purchase Date and shall be cancelled and no longer Outstanding;

        (10)  the procedures for withdrawing a tender; and

        (11) that the Mandatory Purchase Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Mandatory Offer will be paid promptly following the Mandatory Purchase Date (but in no event later than the third Business Day following the Mandatory Purchase Date).

    (d) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the Mandatory Offer Notice on or prior to the Mandatory Purchase Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1023 if the Company receives, not later than the Mandatory Purchase Date, a telegram, telex, facsimile transmission or letter setting forth
(1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Mandatory Offer and that has been or will be delivered for purchase by the Company.

    (e) The Company shall (i) not later than the Mandatory Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Mandatory Offer, (ii) not later than 10:00 a.m. (New York time) on the third Business Day after the Mandatory Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Mandatory Purchase Date) sufficient to pay the aggregate Mandatory Purchase Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Mandatory Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Mandatory Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. For purposes of this Section 1024, the Company shall choose a Paying Agent which shall not be the Company.

    Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Mandatory Purchase Price; PROVIDED, HOWEVER, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee or the Paying Agent in respect of a Mandatory Offer exceeds the aggregate Mandatory Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, no later than the Business Day following the Mandatory Purchase Date the Trustee shall return any such excess (including, without limitation, monies deposited with respect to an election which has been withdrawn in accordance with paragraph (d)) to the Company.

    (f) Securities to be purchased shall, on the Mandatory Purchase Date, become due and payable at the Mandatory Purchase Price and from and after such date (unless the Company shall default in the payment of the Mandatory Purchase Price) such Securities shall cease to bear interest. Such Mandatory Purchase Price shall be paid to such Holder no later than the later of the third Business Day after the Mandatory Purchase Date and the Business Day following the date of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Mandatory Purchase Price; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Mandatory Purchase Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; PROVIDED, FURTHER, that Securities to be purchased are subject to proration in the event the aggregate principal amount of all Securities tendered for purchase exceeds the aggregate principal amount of Securities subject to the Mandatory Offer, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof due to failure to make deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (e) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Mandatory Purchase Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Mandatory Offer on or as soon as practicable after the Mandatory Purchase Date.

    Section 1025.  SECOND DEFERRED OFFERS.

    (a) The Company will make one or more offers (each such offer, a "Second Deferred Offer") to purchase in the aggregate on or prior to March 31, 2001 (each such date, a "Second Deferred Purchase Date") an aggregate principal amount of the Securities equal to the Deferred Purchase Amount from all Holders of Securities in accordance with the terms of this Section 1025. The purchase price shall equal 97% of the principal amount of the Securities, plus accrued and unpaid interest and any accrued and unpaid fees or charges (the "Second Deferred Purchase Price"). Each Secured Deferred Offer shall be commenced and the related Second Deferred Offer Notice shall be mailed at least 30 days and not more than 60 days prior to the related Second Deferred Purchase Date, or such earlier date as in necessary to comply with requirements under the Exchange Act.

    (b) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with each Second Deferred Offer.

    (c) Subject to paragraph (b) above, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice in respect of Second Deferred Offer (each, a "Second Deferred Offer Notice") stating or including:

        (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Securities at the Second Deferred Purchase Price;

        (2)  the Second Deferred Purchase Date;

        (3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph (a) of this Section;

        (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to
    Section 1020), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such Reports,
    (iii) if material, appropriate pro forma financial information, and
    (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Second Deferred Offer;

        (5)  that the Second Deferred Offer is being made pursuant to this
    Section 1025 and that all Securities properly tendered pursuant to the Second Deferred Offer will be accepted for payment at the Second Deferred Purchase Price;

        (6)  the Second Deferred Purchase Price;

        (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

        (8) that Securities must be surrendered prior to the Second Deferred Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

        (9) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Second Deferred Purchase Price, any Security accepted for payment pursuant to a Second Deferred Offer shall cease to accrue interest on and after the Second Deferred Purchase Date and shall be cancelled and no longer Outstanding;

        (10)  the procedures for withdrawing a tender; and

        (11) that the Second Deferred Purchase Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Second Deferred Offer will be paid promptly following the Second Deferred Purchase Date (but in no event later than the third Business Day following the Second Deferred Purchase Date).

    (d) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the Second Deferred Offer Notice on or prior to the Second Deferred Purchase Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1025 if the Company receives, not later than the Second Deferred Purchase Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,
(3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Second Deferred Offer and that has been or will be delivered for purchase by the Company.

    (e) The Company shall (i) not later than the Second Deferred Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Second Deferred Offer, (ii) not later than 10:00 a.m. (New York time) on the third Business Day after the Second Deferred Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Initial Deferred Purchase Date) sufficient to pay the aggregate Initial Deferred Purchase Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Second Deferred Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Second Deferred Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. For purposes of this
Section 1025, the Company shall choose a Paying Agent which shall not be the Company.

    Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Second Deferred Purchase Price; PROVIDED, HOWEVER, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee or the Paying Agent in respect of a Second Deferred Offer exceeds the aggregate Second Deferred Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, no later than the fourth Business Day following the Second Deferred Purchase Date the Trustee shall return any such excess (including, without limitation, monies deposited with respect to an election which has been withdrawn in accordance with paragraph (d)) to the Company.

    (f) Securities to be purchased shall, on the Second Deferred Purchase Date, become due and payable at the Second Deferred Purchase Price and from and after such date (unless the Company shall default in the payment of the Second Deferred Purchase Price) such Securities shall cease to bear interest. Such Second Deferred Purchase Price shall be paid to such Holder no later than the later of the third Business Day after the Second Deferred Purchase Date and the Business Day following the date of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Second Deferred Purchase Price; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Second Deferred Purchase Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309; PROVIDED, FURTHER, that Securities to be purchased are subject to proration in the event the aggregate principal amount of all Securities tendered for purchase exceeds the aggregate principal amount of Securities subject to the Second Deferred Offer, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof due to failure to make deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (e) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Second Deferred Purchase Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Second Deferred Offer on or as soon as practicable after the Second Deferred Purchase Date.

    Section 1026.  DEFINITIVE OFFER.

    (a)  The Company will offer (the "Definitive Offer") to purchase on
October 15, 2002 (the "Definitive Purchase Date") all of the Securities of the Holders in whole or in part, in integral multiples of $1,000, at a purchase price equal to 106.375% of the principal amount of such Securities, plus accrued and unpaid interest and any unpaid fees or charges, in accordance with the terms of this Section 1026. The Definitive Offer shall be commenced and the related Definitive Offer Notice shall be mailed at least 30 days and not more than 60 days prior to the Definitive Purchase Date, or such earlier date as is necessary to comply with requirements under the Exchange Act.

    (b) The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with the Definitive Offer.

    (c) Subject to paragraph (b) above, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice (the "Definitive Offer Notice") stating or including:

        (1) that the Holder has the right to require the Company to repurchase such Holder's Securities at the Definitive Purchase Price;

        (2)  the Definitive Purchase Date;

        (3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph (a) of this Section;

        (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to
    Section 1020), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such Reports,
    (iii) if material, appropriate pro forma financial information, and
    (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Definitive Offer;

        (5)  that the Definitive Offer is being made pursuant to this
    Section 1026 and that all Securities properly tendered pursuant to the Definitive Offer will be accepted for payment at the Definitive Purchase Price;

        (6)  the Definitive Purchase Price;

        (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

        (8) that Securities must be surrendered prior to the Definitive Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

        (9) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Definitive Purchase Price, any Security accepted for payment pursuant to a Definitive Offer shall cease to accrue interest on and after the Definitive Purchase Date and shall be cancelled and no longer Outstanding;

        (10)  the procedures for withdrawing a tender; and

        (11) that the Definitive Purchase Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Definitive Offer will be paid promptly following the Definitive Purchase Date (but in no event later than the third Business Day following the Definitive Purchase Date).

    (d) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the Definitive Offer Notice on or prior to the Definitive Purchase Date. Holders will be entitled to withdraw their election to have their Securities purchased pursuant to this Section 1026 if the Company receives, not later than the Definitive Purchase Date, a telegram, telex, facsimile transmission or letter setting forth
(1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Definitive Offer and that has been or will be delivered for purchase by the Company.

    (e) The Company shall (i) not later than the Definitive Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Definitive Offer, (ii) not later than 10:00 a.m. (New York time) on the third Business Day after the Definitive Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Definitive Purchase Date) sufficient to pay the aggregate Definitive Purchase Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the third Business Day after the Definitive Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Definitive Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. For purposes of this Section 1024, the Company shall choose a Paying Agent which shall not be the Company.

    Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Definitive Purchase Price; PROVIDED, HOWEVER, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee or the Paying Agent in respect of a Definitive Offer exceeds the aggregate Definitive Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, no later than the fourth Business Day following the Definitive Purchase Date the Trustee shall return any such excess (including, without limitation, monies deposited with respect to an election which has been withdrawn in accordance with paragraph (d)) to the Company together with interest or dividends, if any, thereon.

    (f) Securities to be purchased shall, on the Definitive Purchase Date, become due and payable at the Definitive Purchase Price and from and after such date (unless the Company shall default in the payment of the Definitive Purchase Price) such Securities shall cease to bear interest. Such Definitive Purchase Price shall be paid to such Holder no later than the later of the third Business Day after the Definitive Purchase Date and the Business Day following the date of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Definitive Purchase Price; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Definitive Purchase Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 309. If any Security tendered for purchase shall not be so paid upon surrender thereof due to failure to make deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (e) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Definitive Purchase Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Definitive Offer on or as soon as practicable after the Definitive Purchase Date.

    Section 1027. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. As of the last day of the fiscal quarter ending closest to April 30, 2000, and as of the last day of each fiscal quarter thereafter, the Company will maintain a Consolidated Fixed Charge Coverage Ratio of at least the amount set forth in the table below
(i) with respect to the fiscal quarter ending closest to April 30, 2000, for the immediately preceding one (1) fiscal quarter, (ii) with respect to the fiscal quarter ending closest to July 31, 2000, for the immediately preceding two
(2) fiscal quarters, (iii) with respect to the fiscal quarter ending closest to October 31, 2000, for the immediately preceding three (3) fiscal quarters, and
(iv) with respect to each fiscal quarter thereafter, for the immediately preceding four (4) fiscal quarters:

                                                               CONSOLIDATED FIXED CHARGE
                                                              COVERAGE RATIO SHALL NOT BE
FISCAL QUARTER ENDING CLOSEST TO:                                     LESS THAN:
---------------------------------                             ---------------------------
April 30, 2000..............................................  1.25 to 1.00
Thereafter..................................................  1.75 to 1.00

    During the period from March 21, 2000 through the end of the fiscal quarter ending on or about February 4, 2001, no Event of Default shall arise as a result of the Company's failure to comply with this Section 1027 unless the Company fails to comply with this Section 1027 for two (2) consecutive fiscal quarters.

    Section 1028.  CONSULTANT.

    (a) The Company shall continue to engage the firm of E&Y Restructuring, LLC and Ernst & Young LLP (collectively, the "Consultant") in accordance with the terms of the Consulting Agreement during the period from March 21, 2000 through March 21, 2001 (or such earlier time as the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, agree). The Consultant shall promptly provide the Trustee and the Holders with such reports and information regarding the business and operations of the Company and its Subsidiaries and their cooperation with the Consultant as the Holders of not less than a majority of the aggregate principal amount of the Securities at any time Outstanding may reasonably request, including, without limitation, written confirmation that the Company and its Subsidiaries are cooperating with the Consultant, but excluding material non-public information unless the recipient thereof shall have satisfied such requirements respecting the disclosure thereof as the Company may from time to time reasonably prescribe.

    (b) The Company shall not permit or suffer any termination or any material amendment or modification of the terms and provisions of the Consulting Agreement without the prior consent of the Holders of a majority of the aggregate principal amount of Outstanding Securities; PROVIDED, HOWEVER, that no Event of Default shall be deemed to occur under this Section 1028 if the Consultant shall terminate the Consulting Agreement for any reason other than as a result of a default by the Company under the Consulting Agreement or the failure of the Company in any material respect to cooperate with the Consultant, unless within 45 days after such termination, the Company shall fail to engage another consultant (reasonably satisfactory to the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding) to provide substantially the same services as set forth in the Consulting Agreement.

    Section 1029.  ADDITIONAL CREDIT PARTIES.

    At the time any Person becomes a Subsidiary of the Company or any Guarantor, the Company shall so notify the Trustee and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such Person to (a) if it is a Domestic Subsidiary, to become a Guarantor in accordance with
Section 1415, (b) cause all of the capital stock of such Person (if it is a Domestic Subsidiary) or 65% of the capital stock of such Person (if it is a First Tier Foreign Subsidiary) to be duly pledged to the Trustee pursuant to the Pledge Agreement, (c) if such Person is a Domestic Subsidiary, pledge all of its assets pursuant to the Security Agreement and the other Security Documents and
(d) if such Person is a Domestic Subsidiary and has any Subsidiaries, pledge all of the capital stock of such Domestic Subsidiaries owned by it and 65% of the stock of the First Tier Foreign Subsidiaries owned by it to the Trustee pursuant to the Pledge Agreement, (e) comply with all of its obligations under the Security Documents and (f) deliver appropriate UCC-1 financing statements, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above). In the event that the Company or any Guarantor grants a Lien on real property in favor of any Senior Secured Creditor, the Company or such Guarantor shall promptly grant and perfect a Lien on such real property in favor of the Trustee securing the Indenture Obligations (subordinate only to the Lien on such real property in favor of such Senior Secured Creditor securing Indebtedness permitted under Section 1008(b)(i)), pursuant to documentation substantially identical (with appropriate changes) to the documentation executed in favor of such Senior Secured Creditor, together with an opinion of counsel to the Company or such Guarantor, as the case may be (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation granting the Lien in favor of the Trustee) and, if a mortgagee title policy is acquired by such Senior Secured Creditor, a mortgage title policy in favor of the Trustee substantially identical to the mortgagee title policy in favor of such Senior Secured Creditor (with appropriate changes). Without limiting the generality of the foregoing, the Company and the Guarantors agree, from time to time, to execute any and all documents, instruments and agreements, and to take any further action that may be required under applicable law or as the Trustee or the holders of not less than a majority of the aggregate principal amount of the Outstanding Securities may request to grant, preserve, protect and perfect the validity and priority (subordinate only to Liens in favor of the Senior Secured Creditors securing the Indebtedness permitted under Section 1008(b)(i)) of Liens over its property in favor of the Trustee. Anything to the contrary contained herein, in any Security Document or otherwise notwithstanding, nothing shall require or be deemed to require the Trustee to enter into any intercreditor or subordination agreement with any Senior Secured Creditor (other than the Intercreditor Agreement).

    (bb) Section 1407 is amended and restated to read in its entirety as follows:

    Section 1407.  FRAUDULENT CONVEYANCE; CONTRIBUTION; SUBROGATION.

    (a) Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the Indenture Obligations guaranteed by each Guarantor hereunder shall be reduced to the extent necessary to prevent its Guarantee from violating or becoming violable under applicable law relating to fraudulent conveyance or fraudulent transfer, insolvency of debtors or similar laws affecting the rights of creditors generally.

    (b) Subject to clause (c) below, each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

    (c) All rights of subrogation, reimbursement, exoneration, contribution or indemnification (whether contractual, under the Bankruptcy Law, under common law or otherwise) of any Guarantor arising in respect of any amounts paid by such Guarantor pursuant to the provisions of this Article Fourteen (collectively, "Reimbursement Rights") shall be subject to the immediately succeeding sentence. No Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, any Reimbursement Right until 91 days after all Indenture Obligations shall have been indefeasibly paid in full.

    (cc) Anything to the contrary set forth in the Indenture (including, without limitation, Article Eleven) or the Securities notwithstanding, the Securities shall not be subject to redemption at the option of the Company (and the Company shall not commence redemption of the Securities) until the completion of the Definitive Offer in accordance with Section 1028 of the Indenture.

    Section 1.2. WAIVER OF EXISTING RESTRICTED PAYMENT DEFAULTS. The Existing Restricted Payment Defaults are hereby waived in accordance with Section 513 of the Indenture.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

    Section 2.1. TERMS DEFINED. For all purposes of this Fifth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Fifth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

    Section 2.2. INDENTURE. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

    Section 2.3. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

    Section 2.4. SUCCESSORS AND ASSIGNS. All agreements of the Company, the Guarantors, the Additional Guarantor and the Trustee in this Fifth Supplemental Indenture, and the Securities and the Security Documents shall bind their respective successors and assigns.

    Section 2.5. MULTIPLE COUNTERPARTS. This Fifth Supplemental Indenture may be executed in any number of counterparts (including via telecopier), each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

    Section 2.6. EFFECTIVENESS. The provisions of this Fifth Supplemental Indenture shall become effective immediately upon its execution and delivery by the Trustee in accordance with the provisions of Article IX of the Indenture.

    Section 2.7. TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Fifth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit, its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, the Guarantors and the Additional Guarantor or for or with respect to (i) the validity, efficacy or sufficiency of this Fifth Supplemental Indenture or any of the terms or provisions hereof,
(ii) the proper authorization hereof by the Company, the Guarantors and the Additional Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company, the Guarantors and the Additional Guarantor, (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the

Trustee makes no representation with respect to any such matters, or (v) the validity or sufficiency of the consent solicitation or the consent solicitation materials or procedures in connection therewith.

    Section 2.8. HEADINGS. The headings of the Articles and Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

    [Remainder of Page Intentionally Blank]

                                   SIGNATURES

    IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above.

                                                   FLOORING AMERICA, INC.

                                                   By:
                                                        ---------------------------------------
                                                        Name:
                                                        Title:
Attest:
         ---------------------------------------
         Name:
         Title:

                                                   ADVANCE FLOOR DECORATORS, INC.
                                                   CARPETMAX OF UTAH, INC.
                                                   COLORADO CARPET & RUGS, INC.
                                                   CARPETMAX RETAIL STORES, INC.
                                                   EVERYTHINGDECOR, INC.
                                                   FLOOR SOURCE DISTRIBUTORS, INC.
                                                   4 FLOORS, INC.
                                                   KAREN'S INC.
                                                   MANASOTA CARPET, INC.
                                                   MAXIM RETAIL GROUP, INC.
                                                   MAXIM RETAIL STORES, INC.
                                                   WADSWORTH & OWENS DECORATING CENTER, INC.

                                                   By:
                                                        ---------------------------------------
                                                        Name:
                                                        Title:

Attest:
         ---------------------------------------
         Name:
         Title:

                                                   C&S TEXTILES, INC.
                                                   INVESTOR MANAGEMENT, INC.
                                                   MAXIM EQUIPMENT LEASING COMPANY, INC.
                                                   TRI-R OF ORLANDO, INC.

                                                   By:
                                                        ---------------------------------------
                                                        Name:
                                                        Title:

Attest:
         ---------------------------------------
         Name:
         Title:

                                                   BAILEY & ROBERTS CARPETMAX OF
                                                   TENNESSEE, INC.
                                                   CARPETSPLUS OF AMERICA, INC.
                                                   GCO, INC.
                                                   GCO CARPET OUTLET, INC.

                                                   By:
                                                        ---------------------------------------
                                                        Name:
                                                        Title:

Attest:
         ---------------------------------------
         Name:
         Title:

                                                   FLOORING AMERICA FRANCHISING, L.P.

                                                   By:  FLOORING AMERICA, INC.,
                                                        AS GENERAL PARTNER

                                                   By:
                                                        ---------------------------------------
                                                        Name:
                                                        Title:

                                                   STATE STREET BANK AND TRUST COMPANY,
                                                   AS TRUSTEE

                                                   By:
                                                        ---------------------------------------
                                                        Name:
                                                        Title:

Attest:
         ---------------------------------------
         Name:
         Title:

                                   SCHEDULE A

                                PERMITTED LIENS